Exhibit 99.1

Q BioMed Enters into a Financial Restructuring of Approximately $7,800,000 Consisting of $4,000,000 New Cash and a minimum of $3,800,000 of Debt Conversion

Sets Roadmad to Uplisting and Provides Cash Runway to 2021 and Beyond

NEW YORK, April 7, 2020 - Q BioMed Inc. (OTCQB: QBIO), a commercial stage biotech company, announced today the entering of a significant financial transaction with its lead investor, Yorkville Advisors Global (“YA”). Under the agreement, on closing, YA will have converted a minimum of $3,800,000 into common stock and preferred stock and may convert an additional $500,000 which would be the total debt held by them. As part of the agreement, YA will fund an additional $4,000,000 in new capital over the next 2 weeks.

This restructuring of the debt and new capital transforms the Company’s balance sheet creating significant positive shareholder equity, a requirement for a Nasdaq listing. The new capital injection will provide enough runway for the Company to implement its full commercial plan as it brings its FDA approved non-opioid, Strontium89 Chloride USP Injection drug to market.

Denis Corin, QBioMed CEO said, “In addition to the rollout of our Strontium89 drug, this funding allows us to advance other key pipeline assets such as our infectious disease platform including a potential treatment for COVID-19, influenza and others, liver cancer therapy Uttroside B and our rare disease drug development in non-verbal autism spectrum disorders.”

Along with the revenue expected from Strontium89 sales and the significant non-dilutive grant funding available from the Mannin platform, Q BioMed does not anticipate needing more capital until the first quarter of 2021, if not well beyond.

For more information on QBioMed, please visit our website www.QBioMed.com.

Also, please visit www.stontium89.com for more information on this important cancer pain drug.

A current report on Form 8-K detailing the funding translation will be filed with the SEC today.

About Q BioMed Inc.

Q BioMed Inc. is a biotech acceleration and commercial stage company. We are focused on licensing and acquiring undervalued biomedical assets in the healthcare sector. Q BioMed is dedicated to providing these target assets the strategic resources, developmental support, and expansion capital needed to ensure they meet their developmental potential, enabling them to provide products to patients in need.

Please visit http://www.QBioMed.com and sign up for regular updates.

Q BioMed Media Contact:

Denis Corin

CEO

Investor Relations:

Keith Pinder

+1(404) 995-6671

ir@qbiomed.com

Forward-Looking Statements:

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks related to our growth strategy; risks relating to the results of research and development activities; our ability to obtain, perform under, and maintain financing and strategic agreements and relationships; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate, and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions, or circumstances on which any such statement is based, except as required by law.